Exhibit 99.1

FOR IMMEDIATE RELEASE

Village Farms International Reports Fourth Quarter 2022 Financial Results

•
Canadian Cannabis Business Achieves Number Two Market Share Position Nationally and Maintained Number Two Position in First Two Months of 2023
•
Canadian Cannabis Retail Branded Sales Increased 25% Year-Over-Year, Significantly Outpacing Market Growth
•
Commenced Cannabis Exports to Israel in Early January 2023
•
Fresh Produce Delivered Second Consecutive Quarter of Significant Sequential Improvement

Vancouver, BC, March 9, 2023 – Village Farms International, Inc. (“Village Farms” or the “Company”) (NASDAQ: VFF) today announced its financial results for the fourth quarter and year ended December 31, 2022. All figures are in U.S. dollars unless otherwise indicated.

Management Commentary

“The fourth quarter of 2022 once again demonstrated the momentum in our Canadian Cannabis business as investments in new brands and product innovations contributed to 25% year-over-year growth in retail branded sales and our 17th consecutive quarter of positive adjusted EBITDA,” said Michael DeGiglio, Chief Executive Officer, Village Farms. “We achieved a major milestone in 2022: Our Canadian Cannabis business became the number two top-selling cannabis company nationally1, growing market share sequentially every quarter during 2022. We have maintained this number two position in the first two months of 2023 despite distressed sales of biomass and ongoing promotional activity in certain parts of the Canadian market. Our strong brand recognition, innovation, and low-cost, consistent cultivation are a powerful combination in a market which is expected to grow steadily over the next three to five years.”

“During 2023, we expect strong commercial execution, continuous innovation and sales to export markets will deliver another year of market-leading results in our Canadian Cannabis business. At the same time, we are focused on continued gains in production efficiencies and expense improvements.”

“In our U.S. Cannabis business, Balanced Health Botanicals continues to perform well in a challenging consumer market for CBD, based on its leading CBDistillery® brand and innovative product introductions, including the strong performance of its hemp-derived THC Synergy+ line of products. This, combined with prudent cost management, drove positive EBITDA for our U.S. Cannabis business for the fourth quarter.”

“In our Fresh Produce business, we again reduced the adjusted EBITDA loss during the fourth quarter, driven by improvements in our Texas operations. The Fresh Produce business remains strategic for Village Farms and our customers, and it must return to profitability. Following a comprehensive review of our operations, we have initiated a multi-part plan, including technology and operational enhancements, as well as the decision to divest our Permian Basin facility, which we view as non-strategic for our long-term optimized Fresh strategy or a longer-term Texas-based and national legal cannabis market. We are

Exhibit 99.1

confident these initiatives, in aggregate, combined with an improving macro environment compared with that of 2022, will contribute to substantially improved financial performance from Fresh Produce in 2023.”

1. Based on estimated retail sales from HiFyre, other third parties and provincial boards.

Fourth Quarter 2022 Financial Highlights

(All comparable periods are for the fourth quarter of 2021 unless otherwise stated)

Consolidated

•
Consolidated sales were $69.5 million, a decrease of ($3.3 million), or (5%), from $72.8 million, with the stronger U.S. dollar compared to the Canadian dollar decreasing reported U.S. sales for our Canadian Cannabis operations by ($2.4 million). On a constant currency basis, consolidated sales decreased by (1%);
•
Consolidated net loss was ($49.3 million), or ($0.54) per share, compared with net income of $2.1 million, or $0.03 per share;
•
Consolidated net loss included an impairment of $13.5 million related to the acquisition of Balanced Health Botanicals, a write down in the Canadian Cannabis business of $11.0 million (C$15.0 million) of lower potency flower inventory that was more than 12 months old, with the write down partially attributable to lower pricing in the non-branded market, and provision for income taxes of $30.4 million;
•
Consolidated adjusted EBITDA was negative ($0.8 million) compared with positive adjusted EBITDA of $4.8 million; and,
•
Completed a registered direct offering with certain institutional investors for the purchase and sale of an aggregate of 18,350,000 common shares at US$1.35 per share, together with accompanying warrants to purchase up to 18,350,000 common shares (exercise price of US$1.65 per share) for gross proceeds from the sale of the common shares of approximately US$25 million and potential proceeds from the exercise of all warrants of approximately US$30 million, with the net proceeds intended to be used for general working capital purposes.

Cannabis Segment

•
Total Cannabis segment net sales decreased (2.0%) year-over-year to $33.2 million, representing 47.9% of total Village Farms sales; and,
•
Total Cannabis segment adjusted EBITDA was $5.0 million compared with $6.2 million.

Canadian Cannabis (Pure Sunfarms and Rose LifeScience)

•
Canadian Cannabis net sales increased 13.1% to a $27.9 million (C$38.2 million) on a constant currency basis;
•
Canadian Cannabis retail branded sales increased 25% year-over-year (fourth quarter), and 25% for the full 2022 year;
•
Canadian Cannabis wholesale sales decreased (35%) due to continued significant erosion in market pricing as distressed producers liquidate inventories;
•
Canadian Cannabis cost of sales included an inventory write down of $11.0 million (C$15.0 million) of lower potency flower that was more than 12 months old, with the write down partially attributable to lower pricing in the non-branded market. Excluding the write down, gross margin for Canadian Cannabis was 40%, consistent with its stated target range of 30% to 40%; and
•
Canadian Cannabis adjusted EBITDA was $4.7 million (C$6.3 million);

Exhibit 99.1

U.S. Cannabis (Balanced Health Botanicals and VF Hemp)

•
U.S. Cannabis net sales were $5.3 million, with a gross margin of 67.2% and adjusted EBITDA of $0.3 million compared with net sales of $7.5 million, with a gross margin of 70.1% and adjusted EBITDA of $1.8 million.

Village Farms Fresh (Produce)

•
Sales were $36.2 million compared with $38.4, primarily due to a smaller growing area in Texas in fourth quarter of 2022, lower production from our Canadian tomato greenhouse due to the Brown Rugose virus in the fourth quarter of 2022 and lower third-party supplier volume in the fourth quarter of 2022 due to loss of some contracts in late 2022 that have been replaced in 2023 with new growers.
•
Adjusted EBITDA was negative ($3.0 million) compared with positive $1.2 million. Adjusted EBITDA for the fourth quarter was a sequential improvement over negative ($4.9 million) reported for the third quarter of 2022. Adjusted EBITDA for the second half of 2022 improved to negative ($7.9) from negative ($15.1 million) for the first half of 2022.

Strategic Growth and Operational Highlights

Canadian Cannabis

•
Became the number two ranked cannabis producer in Canada by market share for the fourth quarter, maintaining the number two position during the first two months of 2023, and was the top-selling cannabis producer in Canada across all product categories in October 20223;
•
Continued to expand its number one market share position in the dried flower category in Canada;
•
Rose LifeScience expanded its number two market share position in Quebec1, which it achieved within the first year of acquisition by Village Farms, maintaining the number two position during the first two months of 20233;
•
Continued the roll out of a second BC-grown brand, The Original Fraser Valley Weed Co., focused on the value segment of the market, with introductions of additional SKUs in British Columbia and Alberta, as well as launch in Ontario, all of which contributed to national market share growth;
•
Launched Soar, a cannabis brand complementary to its existing brands, designed to deliver an elevated cannabis experience with limited quantity batches of exotic and unique genetics that are hand-harvested, hang-dried, and hand-detailed; and,
•
Rose Lifescience established partnerships with three regional micro-producers, Cannabitibi, Teca Canna and Le Malin Vert, expanding the number of micro-producers under the brand of the cannabis collective DLYS to 11.

U.S. Cannabis

•
Continued to have success with its Synergy+ line of hemp-derived, THC products with strong sequential quarterly growth in sales since launch.

International Cannabis

•
Commenced shipping cannabis products (produced by Pure Sunfarms) to Israel for that country’s medical market under an exclusive three-year supply agreement with Israel-based Dr. Samuelov Importing and Marketing Ltd., doing business as Better Pharma; and,
•
Sales to Australia for the fourth quarter increased more than ten-fold from the first quarter of 2022.

Exhibit 99.1

1. Based on estimated retail sales from HiFyre, other third parties and provincial boards.

Canadian Cannabis Financial Performance Summary

(millions except % metrics)	Three Months Ended December 31,
	2022		2021		Change of C$
	C$	US$	C$	US$
Total Gross Sales	$59.9	$44.1	$46.3	$36.7	+29%
Total Net Sales	$38.2	$27.9	$33.8	$26.8	+12%
Total Cost of Sales [1]	$37.8	$27.8	$19.6	$14.5	-92%
Cost of Sales Excluding Inventory Write Down	$22.8	$16.8	$19.6	$14.5	-16%
Gross Margin [1]	$0.2	$0.1	$14.2	$11.3	-99%
Gross Margin % [1]	1%	1%	42%	42%	-98%
Gross Margin Excluding Inventory Write Down	$15.1	$11.1	N/A	N/A	N/A
Gross Margin % Excluding Inventory Write Down	40%	40%	N/A	N/A	N/A
SG&A	$10.0	$7.3	$9.2	$7.2	-9%
Share-based compensation	$0.5	$0.5	$1.6	$1.2	+69%
Net income	($3.8)	($2.8)	$4.4	$3.5	-86%
Adjusted EBITDA [2]	$6.3	$4.7	$6.1	$4.9	+3%
Adjusted EBITDA Margin [2]	17%	17%	18%	18%	-11%

(millions except % metrics)	Year Ended December 31,
	2022		2021		Change of C$
	C$	US$	C$	US$
Total Gross Sales	$214.0	$170.7	$164.4	$131.2	+30%
Total Net Sales	$143.5	$109.9	$120.8	$96.4	+19%
Total Cost of Sales [1]	$104.7	$80.5	$72.5	$57.8	-44%
Cost of Sales Excluding Inventory Write Down	$89.7	$69.5	$72.5	$57.8	-24%
Gross Margin [1]	$38.3	$29.4	$48.3	$38.6	-21%
Gross Margin % [1]	27%	27%	40%	40%	-33%
Gross Margin Excluding Inventory Write Down	$53.3	$40.4	N/A	N/A	N/A
Gross Margin % Excluding Inventory Write Down	37%	37%	N/A	N/A	N/A
SG&A	$39.4	$30.2	$26.3	$20.9	-50%
Share-based compensation	$1.7	$1.4	$3.5	$2.7	+51%
Net income	$0.2	$0.1	$11.5	$9.2	-98%
Adjusted EBITDA [2]	$17.1	$13.1	$29.3	$23.4	-42%

Exhibit 99.1

Adjusted EBITDA Margin [2]	12%	12%	24%	24%	-50%

1. Total cost of sales and gross margin for the three months and twelve months ended December 31, 2022 include a one-time inventory write down of C$15,000 (US$11,038). Total cost of sales and gross margin for the year ended December 31, 2022 excludes a US$1,404 catch-up of intangible amortization resulting from the finalization of Rose purchase price accounting in the third quarter of 2022. The year ended December 31, 2021, cost of sales excludes the C$2,291 (US$1,841) inventory adjustment charge from the revaluation of inventory to fair value at the acquisition date of November 2, 2020.

2. Adjusted EBITDA is a non-GAAP measure, is not a recognized earnings measure and does not have a standard meaning prescribed in by GAAP. For a reconciliation of Adjusted EBITDA to net income, see “Reconciliation of Net Income to Adjusted EBITDA” below.

Canadian Cannabis’ Percent of Sales by Product Group1

	Three months ended December 31,		Year ended December 31,
Channel	2022	2021	2022	2021
Retail, Flower	83%	64%	73%	64%
Retail, Derivatives	3%	11%	4%	10%
Wholesale, Flower and Trim	14%	25%	23%	26%

1.
Excludes Rose LifeScience commission-based revenue.

PRESENTATION OF FINANCIAL RESULTS

The Company’s financial statements for the three and 12 months ended December 31, 2022, as well as the comparative periods for 2021, have been prepared and presented under United States Generally Accepted Accounting Principles (“GAAP”). Village Farms acquired 100% of Balanced Health Botanicals on August 16, 2021 and their operating results are consolidated in our Consolidated Statements of Income (Loss) for the three and 12 months ended December 31, 2022 as well as for August 16, 2021 through December 31, 2021 for the 12 months ended December 31, 2021. The Company acquired 70% of Rose LifeScience on November 15, 2021 and their results are presented in the operations of our consolidated wholly-owned subsidiaries and the minority interest is presented in Net Income (Loss) Attributable to Non-controlling Interests, Net of Tax for the three and 12 months ended December 31, 2022.

RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

Exhibit 99.1

Consolidated Financial Performance

	Three Months Ended December 31,		Year Ended December 31,
	2022 (1)	2021 (1)	2022 (1)	2021 (1)
Sales	$69,457	$72,380	$293,572	$268,020
Cost of sales	(66,561)	(52,664)	(266,075)	(222,841)
Gross margin	2,896	19,716	27,497	45,179
Selling, general and administrative expenses	(17,037)	(16,208)	(68,278)	(46,384)
Share-based compensation	(983)	(1,828)	(3,987)	(7,533)
Interest expense	(914)	(923)	(3,244)	(2,835)
Interest income	78	27	207	126
Foreign exchange loss	(84)	159	(2,255)	(476)
Other expense, net	(109)	(26)	(115)	(420)
Impairments (2)	(13,500)	—	(43,299)	—
Write-off of joint venture loan	—	—	(592)	—
(Provision for) recovery of income taxes	(19,244)	983	(4,681)	3,526
(Loss) income from consolidated entities	(48,897)	1,900	(98,747)	(8,817)
Less: net loss attributable to non-controlling interests, net of tax	(432)	—	269	46
Income (loss) from equity method investments	—	175	(2,668)	(308)
Net (loss) income attributable to Village Farms International Inc.	$(49,329)	$2,075	$(101,146)	$(9,079)
Adjusted EBITDA (3)	$(758)	$4,829	$(21,311)	$14,012
Basic (loss) income per share	$(0.54)	$0.03	$(1.13)	$(0.11)
Diluted (loss) income per share	$(0.54)	$0.03	$(1.13)	$(0.11)

1.
For the three and twelve months ended December 31, 2022 and for the period August 16, 2021 through December 31, 2021, Balanced Health is fully consolidated in the financial results of the Company. For the three and twelve months ended December 31, 2022 and for the period November 15, 2021 to December 31, 2021, Rose LifeScience financial results are fully consolidated in the financial results of the Company with the minority non-controlling interest presented in net loss attributable to non-controlling interests, net of tax.
2.
Consists of impairments to goodwill of ($43,299) that were triggered by inflationary effects on consumer spending, decreases in market capitalization of CBD companies and the continued federal regulation lack of clarity with respect to CBD. See Part 2, Item 8 Note 11 “Goodwill and Intangible Assets” for additional details.
3.
Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience since acquisition and 65% interest in VFH.

Exhibit 99.1

SEGMENTED RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

	For the Three Months Ended December 31, 2022
	VF Fresh (Produce)	Cannabis Canada (1)	Cannabis U.S. (1)	Clean Energy	Corporate	Total
Sales	$36,200	$27,926	$5,331	$—	$—	$69,457
Cost of sales	(37,021)	(27,755)	(1,744)	(41)	—	(66,561)
Selling, general and administrative expenses	(3,279)	(7,331)	(3,787)	(5)	(2,635)	(17,037)
Share-based compensation	—	(476)	(38)	—	(469)	(983)
Other (expense) income, net	(411)	(533)	(94)	(37)	46	(1,029)
Impairments	—	—	(13,500)	—	—	(13,500)
Recovery of (provision for) income taxes	(16,236)	5,759	(7,025)	—	(1,742)	(19,244)
Loss from consolidated entities	(20,747)	(2,410)	(20,857)	(83)	(4,800)	(48,897)
Less: net loss attributable to non-controlling interests, net of tax	—	(432)	—	—	—	(432)
Net (loss) income	(20,747)	(2,842)	(20,857)	(83)	(4,800)	(49,329)
Adjusted EBITDA (3)	$(3,007)	$4,722	$266	$(83)	$(2,656)	$(758)
Basic (loss) income per share	$(0.22)	$(0.03)	$(0.23)	$(0.00)	$(0.06)	$(0.54)
Diluted (loss) income per share	$(0.22)	$(0.03)	$(0.23)	$(0.00)	$(0.06)	$(0.54)

	For the Three Months Ended December 31, 2021
	VF Fresh (Produce)	Cannabis Canada (1)	Cannabis U.S. (1)	Clean Energy	Corporate	Total
Sales	$38,438	$26,382	$7,517	$43	$—	$72,380
Cost of sales	(35,819)	(14,455)	(2,217)	(173)	—	(52,664)
Selling, general and administrative expenses	(3,244)	(7,131)	(3,761)	(45)	(2,027)	(16,208)
Share-based compensation	—	(1,267)	(95)	—	(466)	(1,828)
Other income (expense), net	419	(1,400)	148	(7)	77	(763)
(Provision for) recovery of income taxes	(597)	966	—	—	614	983
(Loss) income from consolidated entities	(803)	3,095	1,592	(182)	(1,802)	1,900
Income from equity method investments	—	—	175	—	—	175
Net (loss) income	(803)	3,095	1,767	(182)	(1,802)	2,075
Adjusted EBITDA (3)	$1,179	$4,438	$1,832	$(74)	$(2,546)	$4,829
Basic (loss) income per share	$(0.01)	$0.03	$0.02	$0.00	$(0.01)	$0.03
Diluted (loss) income per share	$(0.01)	$0.03	$0.02	$0.00	$(0.01)	$0.03

Exhibit 99.1

	For the Year Ended December 31, 2022
	VF Fresh (Produce)	Cannabis Canada (1)	Cannabis U.S. (1)	Clean Energy	Corporate	Total
Sales	$160,252	$109,882	$23,302	$136	$—	$293,572
Cost of sales	(177,634)	(80,494)	(7,643)	(304)	—	(266,075)
Selling, general and administrative expenses	(12,004)	(30,235)	(16,000)	(58)	(9,981)	(68,278)
Share-based compensation	—	(1,373)	(305)	—	(2,309)	(3,987)
Other expense, net	(1,187)	(2,023)	(247)	(43)	(1,907)	(5,407)
Write-off of joint venture loan	—	—	(592)	—	—	(592)
Impairments (2)	—	—	(43,299)	—	—	(43,299)
(Provision for) recovery of income taxes	(9,914)	4,091	—	—	1,142	(4,681)
(Loss) income from consolidated entities	(40,487)	(152)	(44,784)	(269)	(13,055)	(98,747)
Less: net loss attributable to non-controlling interests, net of tax	—	269	—	—	—	269
Loss from equity method investments	—	—	(2,668)	—	—	(2,668)
Net (loss) income	(40,487)	117	(47,452)	(269)	(13,055)	(101,146)
Adjusted EBITDA (3)	$(24,369)	$13,085	$223	$(263)	$(9,987)	$(21,311)
Basic (loss) income per share	$(0.45)	$0.00	$(0.52)	$(0.00)	$(0.16)	$(1.13)
Diluted (loss) income per share	$(0.45)	$0.00	$(0.52)	$(0.00)	$(0.16)	$(1.13)

	For the Year Ended December 31, 2021
	VF Fresh (Produce)	Cannabis Canada (1)	Cannabis U.S. (1)	Clean Energy	Corporate	Total
Sales	$159,996	$96,434	$11,345	$245	$—	$268,020
Cost of sales	(158,305)	(59,224)	(3,398)	(1,914)	—	(222,841)
Selling, general and administrative expenses	(10,980)	(20,937)	(5,605)	(188)	(8,674)	(46,384)
Share-based compensation	—	(2,738)	(158)	—	(4,637)	(7,533)
Other expense, net	(379)	(2,946)	16	(36)	(522)	(3,867)
Recovery of (provision for) income taxes	2,278	(1,688)	—	—	2,936	3,526
Net (loss) income	(7,390)	8,901	2,200	(1,893)	(10,897)	(9,079)
Adjusted EBITDA (3)	$(1,959)	$23,415	$2,364	$(343)	$(9,465)	$14,012
Basic (loss) income per share	$(0.09)	$0.11	$0.02	$(0.02)	$(0.13)	$(0.11)
Diluted (loss) income per share	$(0.09)	$0.11	$0.02	$(0.02)	$(0.13)	$(0.11)

1.
For the three and twelve months ended December 31, 2022 and for the period August 16, 2021 through December 31, 2021, Balanced Health is fully consolidated in the financial results of the Company. For the three and twelve months ended December 31, 2022 and for the period November 15, 2021 to December 31, 2021, Rose LifeScience’s financial results are fully consolidated in the financial results of the Company with the minority non-controlling interest presented in net loss attributable to non-controlling interests, net of tax.
2.
Consists of impairments to goodwill of ($43,299) that were triggered by inflationary effects on consumer spending, decreases in market capitalization of CBD companies and the continued federal regulation lack of clarity with respect to CBD. See Part 2, Item 8 Note 11 “Goodwill and Intangible Assets” for additional details.
3.
Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience since acquisition and 65% interest in VFH.

A detailed discussion of our consolidated and segment results can be found in our Annual Report on Form 10-K for the 12 months ended December 31, 2022 (the “Annual Report”), which will be filed with the Securities and Exchange Commission and will be available at www.sec.gov, and will also be filed in

Exhibit 99.1

Canada on SEDAR (www.sedar.com). In addition, the Annual Report can be found on the Village Farms website under Financial Reports (https://villagefarms.com/financial-reports/) within the Investors section.

Reconciliation of Net Income to Adjusted EBITDA

The following table reflects a reconciliation of net income to Adjusted EBITDA, as presented by the Company:

	Three Months Ended December 31,			Year Ended December 31,
(in thousands of U.S. dollars)	2022 (1)	2021 (1)	2022 (1)	2021 (1)
Net (loss) income	$(49,329)	$2,075	$(101,146)	$(9,079)
Add:
Amortization	2,424	2,388	10,260	13,004
Foreign currency exchange loss (gain)	86	(192)	2,268	329
Interest expense, net	837	849	3,038	2,709
Recovery of income taxes	21,341	(983)	7,136	(3,526)
Share-based compensation	872	1,828	3,808	7,533
Interest expense for JV’s	—	13	38	53
Amortization for JVs	241	71	1,554	71
(Recovery of) provision for income taxes for JV’s	(1,467)	—	(1,718)	—
Share-based compensation for JV’s	45	—	124	—
Other expense (income), net	45	—	(25)	—
Deferred financing fees	43	66	214	300
Incremental utility costs due to storm	—	—	—	1,400
Impairments (2)	13,500	—	43,299	—
Loss on inventory write-down	11,038	—	11,038
Purchase price adjustment (3)	(731)	(861)	(4,268)	980
Loss (gain) on disposal of assets	—	219	(7)	254
Share of loss on JV inventory impairment	—	—	2,284
Write-off of note receivable	—	—	592
Other expense (income), net	297	(197)	200	(16)
Adjusted EBITDA (4)	$(758)	$5,276	$(21,311)	$14,012
Adjusted EBITDA for JVs	$—	$(120)	$(327)	$(260)
Adjusted EBITDA excluding JVs	$(758)	$5,396	$(20,984)	$14,272

1.
For the three and twelve months ended December 31, 2022 and for the period August 16, 2021 through December 31, 2021, Balanced Health is fully consolidated in the financial results of the Company. For the three and twelve months ended December 31, 2022 and for the period November 15, 2021 to December 31, 2021, Rose LifeScience’s financial results are fully consolidated in the financial results of the Company with the minority non-controlling interest presented in net loss attributable to non-controlling interests, net of tax.
2.
Consists of impairments to goodwill of ($43,299) that were triggered by inflationary effects on consumer spending, decreases in market capitalization of CBD companies and the continued federal regulation lack of clarity with respect to CBD. See Part 2, Item 8 Note 11 “Goodwill and Intangible Assets” for additional details.
3.
The purchase price adjustment primarily reflects the non-cash accounting charge resulting from the revaluation of Pure Sunfarms’ inventory to fair value at the acquisition date on November 2, 2020 and the catch-up of intangible amortization resulting from the September 30, 2022 finalization of the Rose purchase price accounting.
4.
Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect our business performance. Adjusted EBITDA includes the 70% interest in Rose LifeScience since acquisition and 65% interest in VFH.

Exhibit 99.1

Conference Call

Village Farms’ management team will have a conference call to discuss its fourth quarter and year-end financial results today, Thursday, March 9, 2023, at 8:30 a.m. ET. Participants wanting to access the conference call by telephone must register in advance at Village Farms Fourth Quarter 2022 Conference Call to receive the telephone dial-in information. For those wanting to listen to the webcast, please visit the Events and Presentations section of Village Farms’ website here: Events - Village Farms International. The live question and answer session will be limited to analysts, however others are invited to submit their questions ahead of the conference call via email at investorrelations@villagefarms.com. Management will address questions received via email as part of the conference call question and answer session as time permits.

For those unable to participate in the conference call at the scheduled time, it will be archived for replay beginning approximately one hour following completion of the call on Village Farms’ web site at http://villagefarms.com/investor-relations/investor-calls.

About Village Farms International, Inc.

Village Farms leverages decades of experience as a large-scale, Controlled Environment Agriculture-based, vertically integrated supplier for high-value, high-growth plant-based Consumer Packaged Goods opportunities, with a strong foundation as a leading fresh produce supplier to grocery and large-format retailers throughout the US and Canada, and new high-growth opportunities in the cannabis and CBD categories in North America and selected markets internationally.

In Canada, the Company's wholly-owned Canadian subsidiary, Pure Sunfarms, is one of the single largest cannabis operations in the world, the lowest-cost greenhouse producer and one of Canada’s best-selling brands. The Company also owns 70% of Québec-based, Rose LifeScience, a leading third-party cannabis products commercialization expert in the Province of Québec.

In the US, wholly-owned Balanced Health Botanicals is one of the leading CBD brands and e-commerce platforms in the country. Subject to compliance with all applicable US federal and state laws and stock exchange rules, Village Farms plans to enter the US high-THC cannabis market via multiple strategies, leveraging one of the largest greenhouse operations in the country (more than 5.5 million square feet in West Texas), as well as the operational and product expertise gained through Pure Sunfarms' cannabis success in Canada.

Internationally, Village Farms is targeting selected, nascent, legal cannabis and CBD opportunities with significant medium- and long-term potential, with an initial focus on the Asia-Pacific region, Israel and Europe.

Cautionary Statement Regarding Forward-Looking Information

As used in this Press Release, the terms “Village Farms”, “Village Farms International”, the “Company”, “we”, “us”, “our” and similar references refer to Village Farms International, Inc. and our consolidated subsidiaries, and the term “Common Shares” refers to our common shares, no par value. Our financial information is presented in U.S. dollars and all references in this Press Release to “$” means U.S. dollars and all references to “C$” means Canadian dollars.

Exhibit 99.1

This Press Release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is subject to the safe harbor created by those sections. This Press Release also contains "forward-looking information" within the meaning of applicable Canadian securities laws. We refer to such forward-looking statements and forward-looking information collectively as "forward-looking statements". Forward-looking statements may relate to the Company's future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, taxes, plans and objectives of or involving the Company. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for the Company, the greenhouse vegetable or produce industry or the cannabis industry are forward-looking statements. In some cases, forward-looking information can be identified by such terms as "can", "outlook", "may", "might", "will", "could", "should", "would", "occur", "expect", "plan", "anticipate", "believe", "intend", "try", "estimate", "predict", "potential", "continue", "likely", "schedule", "objectives", or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this Press Release are subject to risks that may include, but are not limited to: our limited operating history in the cannabis and cannabinoids industry, including that of Pure Sunfarms, Inc. (“Pure Sunfarms”), Rose LifeScience Inc. (“Rose” or “Rose LifeScience”) and Balanced Health Botanicals, LLC (“Balanced Health”); the legal status of the cannabis business of Pure Sunfarms and Rose and the hemp business of Balanced Health; risks relating to the integration of Balanced Health and Rose into our consolidated business; risks relating to obtaining additional financing, including our dependence upon credit facilities; potential difficulties in achieving and/or maintaining profitability; variability of product pricing; risks inherent in the cannabis, hemp, CBD, cannabinoids, and agricultural businesses; market position; ability to leverage current business relationships for future business involving hemp and cannabinoids; the ability of Pure Sunfarms and Rose to cultivate and distribute cannabis in Canada; existing and new governmental regulations, including risks related to regulatory compliance and regarding obtaining and maintaining licenses; legal and operational risks relating to expected conversion of our greenhouses to cannabis production in Canada and in the United States; risks related to rules and regulations at the US federal (Food and Drug Administration and United States Department of Agriculture), state and municipal rules and regulations with respect to produce and hemp, cannabidiol-based products commercialization; retail consolidation, technological advances and other forms of competition; transportation disruptions; product liability and other potential litigation; retention of key executives; labor issues; uninsured and underinsured losses; vulnerability to rising energy costs; inflationary effects on costs of cultivation and transportation; recessionary effects on demand of our products; environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade; difficulties in managing our growth; restrictive covenants under our credit facilities; natural catastrophes; the ongoing COVID-19 pandemic; and tax risks.

The Company has based these forward-looking statements on factors and assumptions about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this Press Release are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond the Company's control, which may cause the Company's or the industry's actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in the Company's filings with securities regulators, including this Press Release. In particular, we caution you that our forward-looking statements

Exhibit 99.1

are subject to the ongoing and developing circumstances related to the COVID-19 pandemic, which may have a material adverse effect on our business, operations and future financial results.

When relying on forward-looking statements to make decisions, the Company cautions readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this Press Release relate only to events or information as of the date on which the statements are made in this Press Release. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Information

Lawrence Chamberlain Investor Relations (416) 519-4196 lawrence.chamberlain@loderockadvisors.com

Exhibit 99.1

Village Farms International, Inc.

Consolidated Statements of Financial Position

(In thousands of United States dollars)

(Unaudited)

	December 31, 2022	December 31, 2021
ASSETS		
Current assets		
Cash and cash equivalents	$ 16,676	$ 53,417
Restricted cash	5,000	5,250
Trade receivables	27,558	34,360
Inventories	70,582	68,677
Other receivables	309	616
Income tax receivable	6,900	2,430
Prepaid expenses and deposits	5,959	10,209
Total current assets	132,984	174,959
Non-current assets		
Property, plant and equipment	207,701	215,704
Investment in in minority interests	2,109	2,109
Note receivable - joint venture	-	3,256
Goodwill	66,225	117,533
Intangibles	37,157	26,394
Deferred tax asset	4,201	16,766
Right-of-use assets	9,132	7,609
Other assets	5,776	2,581
Total assets	$ 465,285	$ 566,911
LIABILITIES		
Current liabilities		
Line of credit	$ 7,529	$ 7,760
Trade payables	24,894	22,597
Current maturities of long-term debt	9,646	11,416
Accrued sales taxes	11,594	3,899
Accrued loyalty program	2,060	2,098
Accrued liabilities	13,064	14,168
Lease liabilities - current	1,970	962
Income tax payable	-	-
Other current liabilities	1,458	1,413
Total current liabilities	72,215	64,313
Non-current liabilities		
Long-term debt	43,821	50,419
Deferred tax liability	19,756	18,657
Lease liabilities - non-current	7,785	6,711
Other liabilities	1,714	1,973
Total liabilities	145,291	142,073
Commitments and contingencies		
MEZZANINE EQUITY		
Redeemable non-controlling interests	16,164	16,433
SHAREHOLDERS' EQUITY		
Common stock	372,429	365,561
Additional paid in capital	13,372	9,369
Accumulated other comprehensive loss	(8,371)	6,696
Retained earnings	(74,367)	26,779
Total Village Farm International Inc. shareholders' equity	303,063	408,405
Non-controlling interest	767	-
Total shareholders' equity	303,830	408,405
Total liabilities and shareholders' equity	$ 465,285	$ 566,911

Exhibit 99.1

Village Farms International, Inc.

Condensed Consolidated Interim Statements of Income (Loss) and Comprehensive Income (Loss)

(In thousands of United States dollars, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December31,	
	2022	2021	2022	2021
Sales	$ 69,457	$ 72,808	$ 293,572	$ 268,020
Cost of sales	(66,561)	(52,950)	(266,075)	(222,841)
Gross margin	2,896	19,858	27,497	45,179
Selling, general and administrative expenses	(17,037)	(16,135)	(68,278)	(46,384)
Share-based compensation	(983)	(1,828)	(3,987)	(7,533)
Interest expense	(914)	(876)	(3,244)	(2,835)
Interest income	78	27	207	126
Foreign exchange loss	(84)	159	(2,255)	(476)
Other expense, net	(109)	193	(707)	(1,012)
Impairments	(13,500)	-	(43,299)	-
Loss on disposal of assets	-	(219)	-	7
(Loss) income before taxes and loss from equity method investments	(29,653)	1,179	(94,066)	(12,928)
Recovery of (provision for) income taxes	(19,244)	983	(4,681)	3,526
Income (loss) from equity method investments	-	(133)	(2,668)	(308)
(Loss) income including non-conrolling interests	(48,897)	2,029	(101,415)	(9,710)
Less: net loss attributable to non-controlling interests, net of tax	(432)	46	269	46
Net (loss) income attributable to Village Farms International Inc.	$ (49,329)	$ 2,075	$ (101,146)	$ (9,664)
Basic (loss) income per share	$ (0.54)	$ 0.03	$ (1.13)	$ (0.11)
Diluted (loss) income per share	$ (0.54)	$ 0.03	$ (1.13)	$ (0.11)
Weighted average number of common shares used in the computation of net loss per share (in thousands):				
Basic	91,350	82,161	89,127	82,161
Diluted	91,350	82,161	89,127	82,161
Net (loss) income attributable to Village Farms International Inc.	$ (49,329)	$ 2,075	$ (101,146)	$ (9,664)
Other comprehensive loss:				
Foreign currency translation adjustment	(260)	233	(15,460)	441
Comprehensive loss	$ (49,589)	$ 2,308	$ (116,606)	$ (9,223)

Exhibit 99.1

Village Farms International, Inc.

Condensed Consolidated Interim Statements of Cash Flows

(In thousands of United States dollars)

(Unaudited)

	Twelve Months Ended December 31,	
	2022	2021
Cash flows used in operating activities:		
Net loss	$ (101,146)	$ (9,079)
Adjustments to reconcile net (loss) income to net cash used in operating activities:		
Depreciation and amortization	13,054	12,709
Amortization of deferred charges	214	300
Share of loss from joint ventures	2,668	308
Net loss attributable to non-controlling interest	(269)	-
Interest expense	3,244	2,835
Interest income	(207)	(126)
Interest paid on long-term debt	(3,420)	(3,306)
Unrealized foreign exchange loss	83	-
Impairments	54,337	-
Write-off of joint venture loan	592	-
(Gain) loss on disposal of assets	(7)	259
Non-cash lease expense	(604)	(1,351)
Share-based compensation	3,987	7,533
Deferred income taxes	9,831	(2,866)
Changes in non-cash working capital items	(2,246)	(46,783)
Net cash used in operating activities	(19,889)	(39,567)
Cash flows used in investing activities:		
Purchases of property, plant and equipment	(14,292)	(21,656)
Acquisitions, net	(5,873)	(40,685)
Advances to joint ventures	-	(20)
Notes receivable	(734)	(1,109)
Net cash used in investing activities	(20,899)	(63,470)
Cash flows (used in) provided by financing activities:		
Proceeds from borrowings	7,321	19,669
Repayments on borrowings	(9,709)	(9,454)
Proceeds from issuance of common stock and warrants	6,692	135,000
Issuance costs	-	(7,511)
Proceeds from exercise of stock options	192	199
Proceeds from exercise of warrants	-	18,495
Share repurchases	-	(5,000)
Payments on capital lease obligations	-	(17)
Payment of note payable related to acquisition	-	(15,498)
Net cash (used in) provided by financing activities	4,496	135,883
Effect of exchange rate changes on cash and cash equivalents	(699)	142
Net (decrease) increase in cash and cash equivalents	(36,991)	32,988
Cash and cash equivalents, beginning of period	58,667	25,679
Cash and cash equivalents, end of period	$ 21,676	$ 58,667